UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2017

Symantec Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The stockholders of Symantec Corporation (the “Company”) approved amendments to Company’s 2013 Equity Incentive Plan, as amended (the “EIP”), at the Annual Meeting of Stockholders of the Company held on October 5, 2017 (the “Annual Meeting”). The Board of Directors (the “Board”) of the Company approved the amendments to the EIP in August 2017, subject to stockholder approval at the Annual Meeting. Accordingly, the EIP amendments became effective upon stockholder approval at the Annual Meeting. The Company’s named executive officers may participate in this plan.

As a result of stockholder approval of the amendments to the Company’s EIP at the Annual Meeting, the EIP was amended to increase the number of authorized shares of the Company’s common stock issuable thereunder by 8,000,000 shares, prohibit dividend payments on unvested equity awards under the EIP, and require that all awards granted under the EIP shall be subject to the Company’s insider trading and recoupment policies in accordance with the clawback policy adopted by the Board.

The foregoing description of the EIP is qualified in its entirety by reference to the full text of the EIP, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2017.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2017 Annual Meeting of Stockholders was held on October 5, 2017. Set forth below are the matters the stockholders voted on and the final voting results.

Proposal 1: Election of Directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non- Votes
Gregory S. Clark	510,039,107	3,745, 483	319,166	45,392,914
Frank E. Dageard	510,396,058	3,370,000	337,698	45,392,914
Kenneth Y. Hao	506,977,150	6,739,918	386,688	45,392,914
David W. Humphrey	506,996,924	6,764,676	342,156	45,392,914
Geraldine B. Laybourne	507,861,036	6,043,984	198,736	45,392,914
David L. Mahoney	497,343,178	16,550,009	210,569	45,392,914
Robert S. Miller	499,728,483	14,174,720	200,553	45,392,914
Anita M. Sands	513,607,313	301,319	195,124	45,392,914
Daniel H. Schulman	448,277,588	63,000,886	2,825,282	45,392,914
V. Paul Unruh	508,260,066	5,473,955	369,735	45,392,914
Suzanne M. Vautrinot	513,605,527	302,488	195,741	45,392,914

Each of the eleven nominees were elected to the Board of Directors, each to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected or until his or her earlier resignation or removal.

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year:

Votes For	Votes Against	Abstentions	Broker Non-Votes
554,168,434	5,114,568	213,668	0

The appointment was ratified.

Proposal 3: Amendments to the Company’s 2013 Equity Incentive Plan, as amended:

Votes For	Votes Against	Abstentions	Broker Non-Votes
423,346,783	90,341,281	415,692	45,392,914

The proposal was approved.

Proposal 4: Advisory vote to approve the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
446,042,483	67,618,356	442,917	45,392,914

The proposal was approved.

Proposal 5: Advisory vote on the frequency of future advisory votes to approve the Company’s executive compensation:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
474,750,137	475,724	38,548,022	329,873	45,392,914

Based on the results of the vote, and consistent with the Board’s recommendation, the Board has determined to hold an advisory vote on executive compensation every year until the next required advisory vote on the frequency of future advisory votes on executive compensation.

Proposal 6: Stockholder proposal regarding executive pay confidential voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,455,214	501,800,547	847,995	45,392,914

The proposal was not approved.

Proposal 7: Stockholder proposal regarding executives to retain significant stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,164,587	492,827,181	2,111,988	45,392,914

The proposal was not approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION

Dated: October 6, 2017	By:	/s/	Scott C. Taylor
	Name:		Scott C. Taylor
	Title:		Executive Vice President, General Counsel and Secretary